Exhibit 5.2

December 19, 2017
Norton Rose Fulbright US LLP
98 San Jacinto Boulevard, Suite 1100
Austin, Texas 78701-4255
United States
Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400	Tel +1 512 474 5201
Dallas, Texas 75225	Fax +1 512 536 4598
nortonrosefulbright.com

Ladies and Gentlemen:

We have acted as special counsel to Veritex Holdings, Inc., a Texas corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of (1) the offer and sale by the Company from time to time of up to $250,000,000 or an equivalent foreign currency amount of: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) warrants to purchase Common Stock, Preferred Stock or Debt Securities (as defined below) (the “Warrants”); (iv) rights to subscribe for and to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); (v) one or more series of debt securities of the Company (the “Debt Securities”); (vi) depositary shares, representing a fractional interest in a share of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”); (vii) purchase contracts, pursuant to which the holder will purchase from the Company a specified number of shares of Common Stock or Preferred Stock or a specified number of Debt Securities at a future date (the “Purchase Contracts”); (viii) purchase units, consisting of Purchase Contracts and a security (of the Company or another issuer) securing the holder’s obligation to purchase the Common Stock, Preferred Stock or Debt Securities under the Purchase Contract (the “Purchase Units”), and (ix) units comprised of any combination of Common Stock, Preferred Stock, Warrants, Subscription Rights, Debt Securities, Depositary Shares, Purchase Contracts or Purchase Units (the “Units”), and (2) 97,259 shares of Common Stock (the “Shares”) that may be offered and sold by certain shareholders of the Company, pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof. The Common Stock, Preferred Stock, Warrants, Subscription Rights, Debt Securities, Depositary Shares, Purchase Contracts, Purchase Units and Units are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

We have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement and the form of prospectus contained therein, (ii) the Second Amended and Restated Certificate of Formation of the Company (the “Certificate of Formation”) and Third Amended and Restated Bylaws of the Company, as amended (the “Bylaws, and together with the Certificate of Formation, the “Charter Documents”), (iii) certain resolutions of the Board of Directors, or committees thereof, of the Company, and (iv) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. With your approval, we have relied upon certificates of officers of the Company and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.

Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP and Norton Rose Fulbright South Africa Inc are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are available at nortonrosefulbright.com.

Veritex Holdings, Inc.
December 19, 2017

conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto other than the Company.

In connection with this opinion, we have assumed that:

(a)                                 the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded;

(b)                                 a prospectus supplement describing the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and the Commission’s rules and regulations thereunder;

(c)                                  all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(d)                                 a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered (each, a “purchase agreement”) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(e)                                  at the time of any issuance of Common Stock or Securities convertible into, exchangeable, redeemable or exercisable for Common Stock, there will be sufficient authorized but unissued shares of Common Stock reserved for such issuance and any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized and created.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.                                      With respect to any shares of Common Stock to be issued, when: (i) the Board of Directors of the Company (the “Board”) has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (ii) the terms of the issuance and sale of the Common Stock have been established so as to not violate any applicable law or the Charter Documents, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (iii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Charter Documents and Texas law) either (a) in accordance with the applicable definitive purchase agreement approved by the Board upon payment of the consideration therefor

Veritex Holdings, Inc.
December 19, 2017

(not less than the par value of the Common Stock) provided for therein or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.                                      With respect to any shares of Preferred Stock to be issued, when: (i) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Preferred Stock (the “Preferred Stock Resolutions”); (ii) the Preferred Stock Resolutions have been filed as part of a certificate of designations to the Certificate of Formation duly filed with the State of Texas; (iii) the terms of the Preferred Stock and of their issuance and sale have been established so as to not violate any applicable law or the Charter Documents, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (iv) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Bylaws and Texas law) either (a) in accordance with the applicable definitive purchase agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (b) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.                                      The issued and outstanding Shares are validly issued, fully paid and nonassessable.

The foregoing opinion is based on and is limited to the Texas Business Organizations Code. We express no opinion as to any other laws, statutes, regulations or ordinances, including federal and state securities (or “blue sky”) laws.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to review the documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and you will file such supplement or amendment to this opinion (if any) as we may advise you may be necessary or appropriate.

Veritex Holdings, Inc.
December 19, 2017

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP